NATIONAL PENN BANCSHARES, INC.

                               PEOPLES FIRST, INC.

                        SUBSTITUTE 2001 STOCK OPTION PLAN





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                                TABLE OF CONTENTS



ARTICLE 1 -   PURPOSE OF THE PLAN; ASSUMPTION; TYPE OF AWARDS..........1

ARTICLE 2 -   DEFINITIONS..............................................2

ARTICLE 3 -   ADMINISTRATION...........................................2

ARTICLE 4 -   TERMS AND CONDITIONS OF STOCK OPTION AWARDS..............3

ARTICLE 5 -   PROVISIONS RELATING TO PEOPLES DIRECTORS.................5

ARTICLE 6 -   GENERAL PROVISIONS.......................................6


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                         NATIONAL PENN BANCSHARES, INC.

                               PEOPLES FIRST, INC.

                        SUBSTITUTE 2001 STOCK OPTION PLAN

            As assumed, amended and restated effective June 10, 2004

          ARTICLE 1 - PURPOSE OF THE PLAN; ASSUMPTION; TYPE OF AWARDS
          -----------------------------------------------------------

         1.1 Purpose. The Peoples First, Inc. 2001 Stock Option Plan (the "Peoples Plan") was established in order to provide selected key employees and directors of Peoples First, Inc. ("Peoples") and its subsidiaries with an opportunity to acquire common stock of Peoples. The Peoples Plan was designed to help Peoples attract, retain and motivate selected key employees and directors to make substantial contributions to the success of Peoples' business and the businesses of its subsidiaries. Stock options granted to key employees and directors were based, among other things, on the Participant's level of responsibility and performance within the Peoples organization.

         1.2     Assumption of Peoples Plan by National Penn

    (a) On June 10, 2004 (the "Effective Date"), Peoples was merged with and into National Penn Bancshares, Inc. ("National Penn"), with National Penn surviving such merger, under the name, articles of incorporation and bylaws of National Penn, pursuant to an Agreement dated as of December 17, 2003 (the "Merger Agreement"), by and between National Penn and Peoples.

    (b) On the Effective Date, pursuant to the Merger Agreement, each outstanding option to purchase Peoples common stock under the Peoples Plan that remained unexercised was vested pursuant to the terms of the Peoples Plan and automatically converted into a substitute option ("Option") to purchase National Penn common stock (the "Common Stock").

    (c) The number of shares subject to each substitute stock option and the exercise price for those shares were adjusted to prevent any alteration of the economic value of the original option, as measured immediately prior to and immediately following the Effective Date.

    (d) Immediately prior to the Effective Date, there were stock options outstanding under the Peoples Plan for 62,250 shares of Peoples common stock, all of which were automatically converted into substitute options. The number of shares of Common Stock subject to each substitute stock option is equal to the quotient of: (i) the product of the number of shares of Peoples common stock originally subject to that option times the original exercise price of that option, divided by (ii) the adjusted exercise price of that option immediately following the Effective Date, as determined in accordance with Section 4.5 below. As a result, Options 100% vested and presently exercisable for 107,270 shares of Common Stock are outstanding.

    (e) This National Penn Bancshares, Inc. Peoples First Inc. Substitute 2001 Stock Option Plan (the "Plan") reflects National Penn's assumption of the Peoples Plan and of the stock options outstanding under the Peoples Plan as of the Effective Date, on the terms and conditions provided in the Merger Agreement, and National Penn's determination to delete provisions of


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the Peoples Plan inapplicable to such outstanding options. The Plan amends and restates the Peoples Plan accordingly.

         1.3 Options Under the Plan. Nonqualified Stock Options were granted within the limitations of the Plan herein described.

                             ARTICLE 2 - DEFINITIONS
                            -----------------------

         2.1     "Board." The board of directors of National Penn.

         2.2     "Code." The Internal Revenue Code of 1986, as amended.

         2.3 "Committee." The committee appointed by the Board to administer the Plan.

         2.4 "Common Stock." The common stock of National Penn (without par value) as described in National Penn's Articles of Incorporation.

         2.5 "Director." An individual who serves as a director of National Penn but who is not a common law employee of National Penn.

         2.6 "Nonqualified Stock Option." The type of stock option granted under the Plan; it is other than an incentive stock option.

         2.7 "Option." One of the substitute options issued pursuant to the Peoples Plan and the Merger Agreement, exercisable for a total of 107,270 shares of Common Stock, subject to adjustment as provided in Section 4.1 hereof.

         2.8 "Optionee." A Participant who was awarded an Option pursuant to the provisions of the Peoples Plan and received a substitute option on the Effective Date.

         2.9 "Participant." A former employee or director of Peoples or a subsidiary of Peoples to whom an Option has been granted and remains outstanding.

         2.10 "Plan." The National Penn Bancshares, Inc. Peoples First, Inc. Substitute 2001 Stock Option Plan.

         2.11 "Retirement." The termination of a Participant's employment following attainment of age 65.

         2.12    "Subsidiary." A subsidiary corporation, as defined in Code
Section 424(f), that is a subsidiary of National Penn.

                           ARTICLE 3 - ADMINISTRATION
                           --------------------------

         3.1 The Committee. The Plan shall be administered by a committee of the Board composed of either the entire Board or a committee appointed by the Board consisting of three to six members of the Board, all of whom are:
(a)"non-employee directors" as such term is defined under the rules and regulations adopted from time to time by the Securities and Exchange Commission pursuant to Section 16(b) of the Securities Exchange Act of 1934; and



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(b)"outside directors" within the meaning of Code Section 162(m). The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board.

         3.2     Powers of the Committee.

         (a) The Committee shall be vested with full authority to adopt such rules for the conduct of its business and administration of this Plan, as it considers desirable. A majority of the members of the Committee shall constitute a quorum for all purposes. The vote or written consent of a majority of the members of the Committee on a particular matter shall constitute the act of the Committee on such matter. The Committee shall have the right to construe the Plan and the Options, to correct defects and omissions and to reconcile inconsistencies to the extent necessary to effectuate the Plan and the Options, and such action shall be final, binding and conclusive upon all parties concerned.

         (b) Subject to the numerical limitations on Committee membership set forth in Section 3.1 hereof, the Board may at any time appoint additional members of the Committee and may at any time remove any member of the Committee with or without cause. Vacancies in the Committee, however caused, may be filled by the Board if it so desires.

         (c) The Committee does not have authority to grant any stock options under the Plan in addition to the Options set forth in Section 1.2 hereof.

         3.3 Liability. No member of the Committee or the Board shall be liable for any act or omission (whether or not negligent) taken or omitted in good faith, or for the exercise of any authority or discretion granted in connection with the Plan to a Committee or the Board, or for the acts or omissions of any other members of a Committee or the Board.

            ARTICLE 4 - TERMS AND CONDITIONS OF STOCK OPTION AWARDS
            -------------------------------------------------------

         4.1 Total Number of Shares Authorized. The total number of shares of Common Stock subject to Options under the Plan is 107,270 shares, subject to adjustment in accordance with this Section. If the shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of Common Stock of National Penn or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, combination of shares or otherwise), or if the number of such shares of Common Stock shall be increased through the payment of a stock dividend, then there shall be substituted for or added to each share of Common Stock subject to an Option under the Plan and to the maximum number of shares of Common Stock that may be subject to Options as set forth in this Section, the number and kind of shares into which each outstanding share of Common Stock shall be exchanged, or to which each such share shall be entitled, as the case may be. Where appropriate, outstanding Options shall also be amended by the Committee as to its exercise price and other terms as may be necessary to equitably reflect the foregoing events. If there shall be any other change in the number or kind of outstanding shares of Common Stock, or any shares into which such shares shall have been changed, or for which the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in any outstanding Options, such adjustments shall be made in accordance with the Committee's determination. Re-acquired shares of Common Stock, as well as unissued shares, may be used for the purpose of this Plan.



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         4.2     No Further Eligible Optionees. Other than the persons who
received Options on the Effective Date pursuant to the Merger Agreement, no persons are eligible to participate in the Plan. Prior to the Effective Date, the persons eligible to participate in the Peoples Plan were officers, key employees and directors of Peoples and its subsidiaries.

         4.3 Written Notification of Options. Each Optionee will be notified in writing of the number of shares of Common Stock subject to and the exercise price of each Option he or she holds pursuant to the Plan.

         4.4     Exercise of Options.

         (a) The Options shall be exercisable during the period originally fixed by the board of directors of Peoples, but in no event shall an Option be exercisable after the last day of the period that is ten years and one month after the date the predecessor option was granted by Peoples, unless terminated earlier under the terms of the Option.

         (b) An Option may be exercised in whole at one time or in part from time to time, unless the board of directors of Peoples, in granting the original option, imposed a limitation with respect to the number of shares covered by the Option which may be purchased during various periods of time within the period of the original option.

         4.5 Exercise Price. The per share exercise price of the Common Stock covered by each Option is equal to the quotient of: (i) the product of the closing price of the Common Stock on the Effective Date times the original exercise price of the option granted by Peoples, divided by (ii) $49.54

         4.6 Payment of Exercise Price. Full payment for the Common Stock purchased by the exercise of Options hereunder shall be made in cash, or, in whole or in part, in the form of Common Stock already owned by the Optionee (based on the fair market value of the Common Stock on the date the Option is exercised, as determined by the Committee). An Optionee shall have none of the rights of a shareholder until the shares of Common Stock are issued.

         4.7     Transferability of Options.

         (a) Except as provided in Subsection (b), an Option granted hereunder shall not be transferable other than by will or the laws of descent and distribution, and such Option shall be exercisable, during the Optionee's lifetime, only by him or her.

         (b) An Optionee may, with the prior approval of the Committee, transfer an Option for no consideration to or for the benefit of one or more members of the Optionee's "immediate family" (including a trust, partnership or limited liability company for the benefit of one or more of such members), subject to such limits as the Committee may impose, and the transferee shall remain subject to all terms and conditions applicable to the Option prior to its transfer. The term "immediate family" shall mean an Optionee's spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers and grandchildren (and, for this purpose, shall also include the Optionee).


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         4.8     Termination of Employment.

                 (a) Except as otherwise provided in this Section 4.8, an Option may be exercised only during the continuation of the Optionee's employment.

                 (b) Retirement. In the event of an Optionee's termination of employment due to Retirement, his or her Option(s) shall lapse at the earlier of the expiration of the term of the Option(s) or 24 months from the date of Retirement

                 (c) Death or Total and Permanent Disability. In the event of termination of an Optionee's employment due to death or being "disabled" (within the meaning of Code Section 22(e)(3)), his or her Option shall lapse at the earlier of (i)the expiration of the term of the Option, or (ii)one year after termination due to such a cause.

                 (d) Termination For Cause. In the event of an Optionee's termination of employment "for cause," his or her Option shall lapse on the date of such termination. Termination "for cause" shall mean the Optionee was terminated after:

         (i) any government regulatory agency recommends or orders in writing that National Penn or a Subsidiary terminate the employment of the Optionee or relieve him or her of his or her duties;

         (ii) the Optionee is convicted of or enters a plea of guilty or nolo contendere to a felony, a crime of falsehood, or a crime involving fraud or moral turpitude, or the actual incarceration of the Optionee for a period of 45 consecutive days; or

         (iii) the Optionee willfully fails to follow the lawful instructions of the Board after receipt of written notice of such instructions, other than a failure resulting from the Optionee's incapacity because of physical or mental illness.

                  (e) Special Termination Provisions. In the case of a corporate downsizing or other circumstances where it is deemed equitable to do so, the Committee may, in its discretion and subject to the approval of a majority of the disinterested members of the Board, waive the otherwise applicable lapse provision of the Option and permit its exercise until a date which is the earlier of the expiration of the term of the Option(s) or 24 months from the date of termination of employment (as specified by the Board).

                  (f) Other Termination By National Penn or by Optionee. Except as otherwise provided elsewhere in this Section, (i)in the event of an Optionee's termination of employment at the election of National Penn, his or her Option shall lapse at the earlier of (1) the expiration of the term of the Option, or (2) three months after such termination; and (ii)in the event of termination of employment at the election of an Optionee, his or her Option shall lapse on the date of such termination.

              ARTICLE 5 - PROVISIONS RELATING TO PEOPLES DIRECTORS
              ----------------------------------------------------

         5.1 In General. Subject to Section 5.2, Options granted to former directors of Peoples shall be subject to the same terms and conditions as are applicable to Options granted to Employees, except for any term or condition that is clearly not applicable under the circumstances.


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         5.2     Special Provisions.

                  (a) The provisions of this Section 5.2 shall, with respect to Options granted to former directors of Peoples, supersede any contrary provision in this Plan document.

                  (b) References herein to an individual's employment or termination of employment shall be deemed references to a director's service or termination of service as a member of The Peoples Bank of Oxford Division Board of Directors or the board of directors of National Penn or a Subsidiary. Accordingly, as provided in Section 6.3, this Plan shall not be deemed to create any obligation on the part of the Board to nominate any person for election as a director or to retain any director at any particular rate of compensation. Nor shall any provision in this Plan or any Option granted pursuant to this Plan confer upon any person the right to interfere in any way with the rights of National Penn or any affiliate or Subsidiary to remove him or her as a director.

                  (c) The provisions of Section 4.8(f)(i) shall apply in the case of a termination described in Section 4.8(f)(ii).

                         ARTICLE 6 - GENERAL PROVISIONS
                         ------------------------------

         6.1     Effective Date. This Plan shall be effective as of June 10,
2004.

         6.2 Amendment and Termination of the Plan. The Plan may be amended by the Board except that the Board may not revoke or alter, in a manner unfavorable to the Optionee hereunder, any Options then outstanding. If not terminated by the Board at an earlier time, then, at such time as all Options outstanding under the Plan have either been exercised, lapsed unexercised, or been terminated, forfeited or cancelled as provided herein, the Plan shall terminate.

         6.3 No Right to Employment. Nothing contained in the Plan or in any instrument under the Plan shall confer upon an Optionee any right to continue in the employ of National Penn or any Subsidiary or limit in any respect the right of National Penn or of any Subsidiary to terminate the Optionee's employment at any time and for any reason.

         6.4     Withholding Taxes.

                  (a) Subject to the provisions of Subsection (b) hereof, National Penn will require that an Optionee as a condition of the exercise of an Option, or any other person or entity receiving Common Stock upon exercise of an Option, pay or reimburse any taxes which National Penn is required to withhold in connection with the exercise of the Option.

                  (b) With the approval of the Committee, an Optionee may satisfy the withholding obligation described in Subsection (a), in whole or in part, by electing to have National Penn withhold shares of Common Stock (otherwise issuable upon the exercise of an Option) having a fair market value equal to the amount required to be withheld. An election by an Optionee to have shares withheld for this purpose shall be subject to such conditions as may then be imposed thereon by any applicable securities law.

         6.5 Listing and Registration of Shares. No Option granted pursuant to the Plan shall be exercisable in whole or in part if at any time a majority of the disinterested members of the Board shall determine in its discretion that the listing, registration or qualification of the shares of Common Stock subject to such Option on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue of shares pursuant to its terms, until such listing, registration, qualification, consent or approval shall have been effected or obtained free of



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any conditions not acceptable to a majority of the disinterested members of the
Board.

         6.6 Gender; Number. Words of one gender, wherever used herein, shall be construed to include each other gender, as the context requires. Words used herein in the singular form shall include the plural form, as the context requires, and vice versa.

         6.7 Applicable Law. Except to the extent preempted by federal law, this Plan document, and any agreements issued pursuant hereto, shall be construed, administered and enforced in accordance with the domestic internal law of the Commonwealth of Pennsylvania.

         6.8 Headings. The headings of the several articles and sections of this Plan document have been inserted for convenience of reference only and shall not be used in the construction of the same.




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